Exhibit 99.1

news release

Omnicare Reports Second-Quarter 2013 Financial Results; Company Raises Full-Year 2013 Guidance

CINCINNATI, July 24, 2013 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its second quarter ended June 30, 2013.

Second-Quarter Highlights:

•	Gross profit of $378 million; 19 basis-point gross margin rate increase

•	Adjusted cash earnings per diluted share 8.4% higher to $0.90; GAAP earnings per diluted share of $0.48

•	Cash flows from operations of $154 million

“We are pleased to have continued our momentum into the second quarter,” said John L. Workman, Omnicare's Chief Executive Officer. "Our second-quarter financial results reflect the solid performance of all of our core businesses. Our Long-Term Care Group further reduced its cost position through the increased penetration of low-cost generic drugs, while our Specialty Care Group generated another quarter of strong double-digit revenue growth, driven primarily by our specialty pharmacy platform.”

Second-Quarter Results

Financial results for the quarter ended June 30, 2013, as compared with the same prior-year period, were as follows:

•	Net sales were $1,570 million versus $1,536 million

•	Gross profit was $378 million as compared with $367 million

•	GAAP earnings per diluted share was $0.48 versus $0.17

•	Adjusted cash earnings per diluted share (see “per share” discussion below and attached supplemental information) was $0.90 versus $0.83

•	Adjusted EBITDA was $179 million versus $170 million

Cash flows from operations for the quarter ended June 30, 2013 were $154 million versus $120 million in the comparable prior-year quarter.

“During the second quarter, we continued to execute well on our operating plan,” said Nitin Sahney, Omnicare's President and Chief Operating Officer. "For the first time in six quarters, we generated net organic bed growth in our Long-Term Care Group - a trend we believe will be sustainable. In addition, we converted several important wins in a range of therapeutic categories within our Specialty Care Group. We believe these key operational advancements reinforce Omnicare's efforts to build upon a foundation that will enable us to better leverage our growth platforms."

Financial Position

Omnicare concluded the second quarter of 2013 with no borrowings outstanding on its revolving credit facility and $535 million in cash on its balance sheet.

As of June 30, 2013, the Company had approximately $120 million of availability under its current share repurchase authorization. In the second quarter, Omnicare entered into an Accelerated Share Repurchase (ASR) agreement to repurchase up to $100 million in shares of the company's common stock. The ASR is expected to reach final settlement during the third quarter of 2013.

"Our second quarter represented another period of strong cash flow generation," said Rocky Kraft, Omnicare's Chief Financial Officer. "During the first half of 2013, we increased the amount we returned to stockholders through dividends and share repurchases over the same prior year period, all while improving our overall financial position. We will continue to allocate our cash flows in a manner that we believe is most advantageous to our stockholders."

Year-to-Date Results

Financial results for the six months ended June 30, 2013, as compared with the same prior-year period, were as follows:

•	Net sales were $3.1 billion versus $3.1 billion

•	Gross profit was $749 million as compared with $735 million

•	GAAP earnings per diluted share was $0.98 versus $0.65

•	Adjusted cash earnings per diluted share (see “per share” discussion below and attached supplemental information) was $1.80 versus $1.64

•	Adjusted EBITDA was $351 million versus $340 million

Cash flows from operations for the six months ended June 30, 2013 were $263 million versus $221 million in the comparable prior period.

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare's operations.

Segment Information

Beginning in the second quarter of 2013, the Company concluded that the operations of its hospice pharmacy business were better aligned with the operations of the other businesses in Long-Term Care, and began to review and manage the operations of this business as part of the Long-Term Care Group. All prior period segment information has been recast to reflect the new segment reporting.

Financial results for the Long-Term Care Group for the second quarter ended June 30, 2013 were as follows:

•	Net sales of $1,222 million were 2.6% lower than $1,255 million in the same prior-year period

•	Adjusted operating income of $165 million increased 4.4% from $158 million in the same prior-year period

Financial results for the Specialty Care Group for the second quarter ended June 30, 2013 were as follows:

•	Net sales of $347 million were 25% higher than $278 million in the same prior-year period

•	Adjusted operating income of $30 million increased 21.6% from $25 million in the same prior-year period

Special Items

The results for the second quarter and six months ended June 30, 2013 and 2012 include the impact of special items and cash EPS adjustments as follows:

	Three months ended				Six Months Ended
	June 30, 2013		June 30, 2012		June 30, 2013		June 30, 2012
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$25.2M	$0.23	$52.4M	$0.46	$45.3M	$0.42	$70.1M	$0.61
Cash EPS Adj.	$21.8M	$0.20	$23.2M	$0.20	$43.8M	$0.40	$44.1M	$0.38

In the second quarter of 2013, the Company completed the disposition of certain assets in its Medical Supply Services business, which was not considered significant to the operations of Omnicare. The company recorded a charge on the disposition of this business of $28.8 million in the three and six months ended June 30, 2013.

The special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based on its solid results for the first six months of 2013, Omnicare now expects the following for the full year 2013:

	Previous Guidance	Current Guidance
Revenue	$6.1B to $6.2B	$6.1B to $6.3B
Adjusted cash earnings per diluted share (excluding special items)	$3.47 to $3.57	$3.56 to $3.64
Cash flows from operations	$450M to $500M	$475M to $525M

Webcast Today

Omnicare will hold a conference call to discuss its second quarter 2013 financial results today, Wednesday, July 24, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; and costs to comply with the Company's Corporate Integrity Agreement. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net sales	$1,569,897	$1,536,027	$3,094,900	$3,129,095
Cost of sales	1,191,447	1,168,681	2,345,626	2,393,649
Gross profit	378,450	367,346	749,274	735,446
Selling, general and administrative expenses	203,688	201,878	405,514	402,002
Provision for doubtful accounts	25,346	24,078	49,572	48,509
Settlement, litigation and other related charges	3,512	26,093	26,131	33,296
Other charges	31,268	49,209	35,274	60,721
Operating income	114,636	66,088	232,783	190,918
Interest expense, net of investment income	(29,624)	(35,574)	(59,083)	(66,408)
Income from continuing operations before income taxes	85,012	30,514	173,700	124,510
Income tax provision	32,793	11,822	67,127	50,079
Net income	52,219	18,692	106,573	74,431

Earnings (loss) per common share - Diluted:	$0.48	$0.17	$0.98	$0.65
Weighted average number of common shares outstanding:
Diluted	109,931	113,472	108,736	114,987

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
(000s)
Unaudited

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$535,360	$454,213
Restricted cash	5	1,066
Accounts receivable, less allowances	764,448	857,052
Inventories	402,130	385,698
Deferred income tax benefits	97,616	136,186
Other current assets	296,594	254,644
Total current assets	2,096,153	2,088,859
Properties and equipment, at cost less accumulated depreciation	301,954	282,660
Goodwill	4,253,461	4,256,959
Identifiable intangible assets, less accumulated amortization	175,353	196,873
Other noncurrent assets	114,614	163,913
Total noncurrent assets	4,845,382	4,900,405
Total assets	$6,941,535	$6,989,264
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$191,039	$200,125
Accrued employee compensation	64,885	73,791
Current debt	443,514	27,713
Other current liabilities	164,336	180,385
Total current liabilities	863,774	482,014
Long-term debt, notes and convertible debentures	1,591,524	2,030,030
Deferred income tax liabilities	927,293	914,660
Other noncurrent liabilities	61,081	56,848
Total noncurrent liabilities	2,579,898	3,001,538
Total liabilities	3,443,672	3,483,552

Stockholders' equity	3,497,863	3,505,712
Total liabilities and stockholders' equity	$6,941,535	$6,989,264

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

	June 30, 2013
	Three months ended	Six months ended
Cash flows from operating activities:
Net income	$52,219	$106,573
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,713	28,520
Amortization	20,613	40,528
Disposition of business, net	28,786	28,786
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	54,464	71,130
Inventories	(20,359)	(17,319)
Current and noncurrent assets	(15,141)	(28,359)
Accounts payable	4,788	1,146
Accrued employee compensation	17,200	(8,873)
Current and noncurrent liabilities	(3,509)	40,537
Net cash flows from operating activities	153,774	262,669
Cash flows from investing activities:
Acquisition of businesses, net of cash received	(298)	(298)
Disposition of business, net	675	675
Capital expenditures	(23,708)	(46,837)
Other	(229)	625
Net cash flows used in investing activities	(23,560)	(45,835)
Cash flows from financing activities:
Payments on term loans	(5,313)	(10,626)
Payments on long-term borrowings and obligations	(1,750)	(3,434)
Capped call transaction	—	(38)
Decrease in cash overdraft balance	(459)	(10,233)
Payments for Omnicare common stock repurchases	(100,000)	(100,302)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	16,087	16,532
Dividends paid	(14,287)	(28,766)
Other	1,050	1,180
Net cash flows used in financing activities	(104,672)	(135,687)
Net increase in cash and cash equivalents	25,542	81,147
Cash and cash equivalents at beginning of period	509,818	454,213
Cash and cash equivalents at end of period	$535,360	$535,360

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.48	$0.17	$0.98	$0.65
Special Items: (a)
Settlement, litigation and other related charges	0.02	0.14	0.15	0.18
Other charges	0.18	0.27	0.20	0.34
Amortization of discount on convertible notes	0.03	0.03	0.07	0.07
Debt redemption costs	—	0.02	—	0.02
Total Special Items	0.23	0.46	0.42	0.61
Cash EPS Adjustments	0.20	0.20	0.40	0.38
Adjusted cash earnings per diluted share from continuing operations	$0.90	$0.83	$1.80	$1.64

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$114,636	$66,088	232,783	$190,918
Depreciation and amortization	35,326	34,843	69,048	67,304
Amortization of discount on convertible notes	(6,187)	(5,929)	(12,256)	(12,279)
EBITDA from continuing operations	143,775	95,002	289,575	245,943
Special items (a)	34,780	75,302	61,405	94,017
Adjusted EBITDA from continuing operations	178,555	170,304	350,980	339,960

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	143,775	95,002	289,575	245,943
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,437)	(29,645)	(46,827)	(54,129)
Income tax provision	(32,793)	(11,822)	(67,127)	(50,079)
Other operating activities (including debt redemption costs)	—	39,185	—	39,288
Disposition of business, net	28,786	—	28,786	5,903
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	37,443	27,478	58,262	33,689
Net cash flows from operating activities of continuing operations	$153,774	$120,198	$262,669	$220,615

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations (b)	131,049	130,102	267,781	274,922
Special items (a)	34,061	28,010	59,432	44,225
Adjusted operating income from continuing operations - LTC (b)	165,110	158,112	327,213	319,147

Segment Reconciliations - Specialty Care Group ("SCG")
Adjusted Operating Income - SCG:
Operating income from continuing operations (b)	29,887	24,370	60,852	47,678
Special items (a)	—	200	—	200
Adjusted operating income from continuing operations - SCG (b)	29,887	24,570	60,852	47,878

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q2 2013		YTD 2013		Q2 2012		YTD 2012
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$3,512	$2,173	$26,131	$16,086	$26,093	$16,014	$33,296	$20,444

Other charges
Acquisition and other related costs (2)	1,763	1,086	2,300	1,416	1,117	683	4,226	2,595
Disposition of businesses (3)	28,786	17,721	28,786	17,721	—	—	5,903	5,903
Separation costs (4)	719	444	4,188	2,578	13,000	7,980	15,500	9,517
Loss on debt repurchase (5)	—	—	—	—	35,092	21,546	35,092	21,546
Subtotal - Other charges	31,268	19,251	35,274	21,715	49,209	30,209	60,721	39,561
Subtotal - EBIT Special Items	34,780	21,424	61,405	37,801	75,302	46,223	94,017	60,005

Interest Expense:
Amortization of discount on convertible notes (6)	6,187	3,812	12,256	7,545	5,929	3,633	12,279	7,539
Debt redemption costs (5)	—	—	—	—	4,093	2,513	4,093	2,513
Subtotal - Interest Expense Special Items	6,187	3,812	12,256	7,545	10,022	6,146	16,372	10,052
Subtotal - Special Items	40,967	25,236	73,661	45,346	85,324	52,369	110,389	70,057

Cash EPS Items:
Amortization of intangibles	9,414	5,800	19,013	11,704	10,752	6,591	21,505	13,204
Goodwill amortization tax deduction (7)	—	9,387	—	18,834	—	10,915	—	21,774
Convertible debt tax deduction (8)	—	6,657	—	13,283	—	5,650	—	9,087
Subtotal - Cash EPS Items	9,414	21,844	19,013	43,821	10,752	23,156	21,505	44,065

Grand Total - Special Items	$50,381	$47,080	$92,674	$89,167	$96,076	$75,525	$131,894	$114,122

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)
In the second quarter of 2013, the Company completed the disposition of certain assets in its Medical Supply Services business and in 2012, completed the dispositions of its Canadian pharmacy and the Company's pharmacy operational software businesses, which were not considered, individually or in the aggregate, significant to the operations of Omnicare. The Company recorded a charge on the disposition of these businesses of $28.8 million in the three and six months ended June 30, 2013, respectively, and $5.9 million in the six months ended June 30, 2012.

(4)	Operating income includes separation related costs for certain former employees.

(5)	Operating income and interest expense includes charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

(b)
Beginning in the second quarter of 2013, the Company concluded that the operations of its hospice pharmacy business were better aligned with the operation of its LTC, and began to review and manage the operations of this business as part of LTC. Accordingly, to align the reporting segments with the current way management reviews information to make operating decisions, assess performance and allocate resources, the results of the Company's hospice business are now reported in LTC. All prior period segment information has been recast to reflect the new segment reporting.